Exhibit 10.1.15


                                    SUBLEASE

         THIS SUBLEASE ( "Sublease") is dated for reference purposes as of January 10, 2000, and is made by and between Komag Incorporated, a Delaware corporation ("Sublessor"), and 2Wire, Inc., a Delaware corporation ("Sublessee"). Sublessor and Sublessee agree as follows:

                                    RECITALS:

         Sublessor, as lessee, and Sobrato Development Companies #960, a California limited partnership, as lessor ("Master Lessor") and as successor in-interest to Sobrato Development Company #871, entered into that certain Lease dated May 24, 1996, as amended by that certain First Amendment to Lease
(collectively, the "Master Lease"), with respect to that certain 5.60 acre parcel of land and that approximately 81,778 square foot building ("Building") known as 1704 Automation Parkway, San Jose, California, and including the exclusive use of 307 parking spaces in the parking areas adjacent to the Building ("Parking Area"). The Parking Area is identified on Exhibit B attached hereto. The land, Building and Parking Area are referred to as the "Project". A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

                                   AGREEMENT:

         1. Subleased Premises: Subject to the terms and conditions set forth herein, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, the "Subleased Premises" which shall be defined as follows: (i) from January 14, 2000 ("Initial Premises Commencement Date") to January 31, 2000, that certain premises consisting of approximately 7,500 square feet as set forth on Exhibit C attached hereto ("Initial Premises"); (ii) from February 1, 2000 ("First Floor Premises Commencement Date") to February 29, 2000 the first floor of the Project consisting of approximately 40,889 square feet, as set forth on Exhibit C attached hereto ("First Floor Premises") and (iii) from March 1, 2000 ("Second Floor Premises Commencement Date") to March 14, 2007, the entire Project as set forth on Exhibit C attached hereto ("Project"). For purposes of this Sublease, the square footage amounts set forth in this Sublease are agreed by the parties to be an accurate estimate of Sublessee's exclusive space regardless of any measurements to the contrary and are subject to adjustment by Master Lessor as provided for in the Master Lease.

         2. Early Occupancy: Following execution of this Sublease by Sublessor and Sublessee and delivery by Sublessee of its Security Deposit and the first payment of Base Rent to Sublessor as required hereunder, and proof that Sublessee has obtained the workers compensation, public liability and property damage insurance required to be obtained by Sublessee under this Sublease, Sublessor shall provide Sublessee with access to the Project for the purpose of planning its improvements to the Subleased Premises and installing a phone switch. In addition, Sublessor shall use commercially reasonable efforts to: (a) make available to Sublessee space for equipment storage and for early occupancy by up to 25 of Sublessee's employees and independent contractors prior to the Initial

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Premises  Commencement Date ("Initial Premises Early  Occupancy"),  and (b) make the First Floor Premises and Second Floor Premises available to Sublessee for occupancy prior to the respective Commencement Dates for such Premises set forth in Paragraph 1, above ("First and Second Floor Premises Early Occupancy"). Sublessee shall provide Sublessor advance notice before entering the Project prior to the Initial Premises Commencement Date. During any period of Initial Premises Early Occupancy, Sublessee shall be subject to the terms and conditions of the Master Lease excluding any payments of Base Monthly Rent or Additional Rent (as defined in the Master Lease) or Project operating expenses. During any period of First and Second Floor Premises Early Occupancy, Sublessee shall be subject to the terms and conditions of the Master Lease excluding the payment of Base Rent, but Sublessee shall be subject to payments of Additional Rent as reasonably allocated by Sublessor to Sublessee's use and occupancy of the First Floor Premises or Project, as applicable. During any period of Initial Premises Early Occupancy or First and Second Floor Premises Early Occupancy, Sublessee shall not interfere with Sublessor's operations on the Project, and shall be subject to Sublessor's reasonable security precautions.

         3. Use: Sublessee shall use the Subleased Premises only for such uses permitted under the Master Lease and for no --- other purpose without Master Lessor's and Sublessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         4. Term: The term ("Term") of this Sublease shall commence on the Initial Premises Commencement Date, and shall terminate on the earliest to occur of (a) March 14, 2007, (b) the date this Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms (collectively the "Expiration Date").

         5. Delivery and Acceptance: Sublessor shall use commercially reasonable efforts to deliver possession of the Project to Sublessee in accordance with the schedule set forth in Subparagraph 1 hereof. If, despite such efforts, Sublessor is unable to deliver possession of the Initial Premises to Sublessee on or before February 1, 2000, the First Floor Premises on or before March 1, 2000 or the Project on or before April 1, 2000 for any reason (other than as the result of the actions or omissions of Sublessee), then, as Sublessee's sole and exclusive remedy, Sublessee may terminate this Sublease by written notice to Sublessor given no later than ten (10) days following the date upon which Sublessor's failure to deliver as required hereunder gives rise to Sublessee's right to terminate this Sublease. If Sublessee does not exercise its right to terminate hereunder, Sublessee shall not be obligated to pay Base Rent or Additional Rent on any portion of the Project until Sublessee receives possession of that portion of the Project. In addition, any period of rent abatement that Sublessee otherwise would have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee otherwise would have enjoyed.

         6. Rent:

          (a) Base Rent. Except as set forth in Subparagraphs 6(b) and 6(d) hereof, payments of Base Rent (as defined in this Paragraph) shall not commence until the Second Floor Premises Commencement Date and the period from the Initial Premises Commencement Date to the Second Floor Premises Commencement Date shall be considered a period free of any payment of Base Rent. Sublessee shall pay to Sublessor as base monthly rent ("Base Rent") the following amounts:

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                                                  Price per Sq. Ft.   Base Rent
                                                  -----------------   ---------

From the Second Floor Premises Commencement
Date to June 30, 2000 (50% Free Base Rent Period
based on 40,889 square feet)                            $1.400       $ 57,244.60
July 1, 2000 to February 28, 2001                       $1.400       $114,489.20
March 1, 2001 to February 28, 2002                      $1.442       $117,923.87
March 1, 2002 to February 28, 2003                      $1.485       $121,440.33
March 1, 2003 to February 29, 2004                      $1.530       $125,120.34
March 1, 2004 to February 28, 2005                      $1.576       $128,882.13
March 1, 2005 to February 28, 2006                      $1.623       $132,725.69
March 1, 2006 to February 28, 2007                      $1.672       $136,732.82
March 1, 2007 to March 14, 2007                         $1.722       $140,821.72

          (b) Base Rent and Additional Rent (as defined in Subparagraph 6(c) hereof), except as otherwise set forth in Subparagraphs 6(a) and (c) hereof, shall be paid to Sublessor on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent (collectively, "Rent") for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement (except as expressly set forth herein), in lawful money of the United States of America. Rent shall be paid directly to Sublessor at Komag, Inc., 1710 Automation Parkway, San Jose, CA 95131,
Attention: Accounts Receivable, or such other address as may be designated in writing by Sublessor. Notwithstanding the foregoing, upon execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Seven Thousand Two Hundred and Forty-Four Dollars and 60/00 ($57,244.60) as prepayment of Base Rent for credit against the first installment of Base Rent due upon the Second Floor Premises Commencement Date and any resulting excess shall be applied to the second installment of Base Rent due hereunder.

          (c) Additional Rent. All monies other than Base Rent required to be paid by Sublessee under this Sublease (and under the Master Lease as incorporated into this Sublease) shall be deemed additional rent ("Additional Rent"). Except as otherwise set forth in this Paragraph, Sublessee shall pay such amounts of Additional Rent to Sublessor within ten (10) days following the date upon which Sublessor delivers an invoice to Sublessee for such payment of Additional Rent.

               (i)  Notwithstanding  anything to the contrary in this  Sublease, except for costs or charges arising out of the negligence or willful misconduct of Sublessee, Sublessee shall have no obligation to pay any Additional Rent for the period from the Initial Premises Commencement Date to the First Floor Premises Commencement Date. Sublessee shall pay its Pro-Rata Share of Additional Rent for the period from the First Floor Premises Commencement Date to the Second Floor Premises Commencement Date. "Pro-Rata Share" shall mean Fifty-Percent (50%) of the Additional Rent owed by Sublessor under the Master Lease, provided, however, that Sublessor, in the reasonable exercise of its discretion, may allocate any particular item of Additional Rent on any other basis to reflect an allocation of Additional Rent that is equitable and attributable to Sublessee's occupancy of Subleased Premises.

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               (ii)  Notwithstanding  anything to the contrary in this Sublease, in no event shall Sublessee be responsible for the payment of any real property taxes assessed against any real property other than the Premises, nor any personal property taxes assessed against any personal property or trade or business fixtures that are not owned or leased by Sublessee.

          (d) Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Sublessor to or for the Sublessee of any cash or other bonus, inducement or consideration for Sublessee's entering into this Sublease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Sublessee's full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon a material and uncured breach of this Sublease, or any default under Section 22 of the Master Lease as incorporated into this Sublease, any such Inducement Provision shall automatically be deemed deleted from this Sublease and of no further force and effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Sublessor under such Inducement Provision shall be immediately due and payable by Sublessee to Sublessor. The acceptance by Sublessee of Rent shall not be deemed a waiver of this provision unless so specifically stated in writing by Sublessor.

         7. Security Deposit. Upon execution of this Sublease by Sublessee, Sublessee shall provide to Sublessor a security deposit in the form of a letter of credit in the amount of Two Hundred and Fifty Thousand Dollars ($250,000). ("Letter of Credit"). All references in this Sublease and the Master Lease (as incorporated herein) to the Security Deposit shall mean the Letter of Credit or any Cash Deposit. The Letter of Credit shall: (i) be issued by a commercial bank reasonably satisfactory to Sublessor ("Issuer"); (ii) be a stand-by, sight draft, irrevocable letter of credit; (iii) name Sublessor as beneficiary; (iv) not expire prior to one year or longer after the date of its issuance; and (v) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions). Notwithstanding anything to the contrary in this Paragraph, upon completion of an initial public offering of Sublessee's stock on the New York or NASDAQ Stock Exchanges, Sublessee's Letter of Credit, or the balance of any cash proceeds held by Sublessor, shall be returned to Sublessee upon Sublessee's delivery to Sublessor of a new Letter of Credit in the amount of One Hundred Forty Thousand Eight Hundred and Twenty-One Dollars and Seventy-Two Cents ($140,821.72) and such reduced letter of credit shall be the "Letter of Credit" hereunder.Within fourteen (14) days prior to expiration of any Letter of Credit then in effect, Sublessee shall cause the Issuer to issue and deliver to Sublessor a Letter of Credit to replace the expiring Letter to Credit ("Replacement Letter of Credit"). The Replacement Letter of Credit shall be in the amount required under this Paragraph 7 and shall be on the terms and conditions set forth in items (i) through (v) above. In the event Sublessee fails to timely provide a Replacement Letter of Credit as provided herein, Sublessor shall be entitled to draw upon the entire amount of the Letter of Credit and hold it as a cash security deposit until a Replacement Letter of Credit is furnished by Sublessee. If Sublessee fails to pay Rent or other charges due in accordance with the terms of this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit to satisfy any uncured default in the payment of any Rent or other charge resulting from Sublessee's uncured default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten

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(10) days after written demand by Sublessor  therefor  specifying the portion of the Letter of Credit applied and the purpose of the application, shall restore the Security Deposit to the full amount stated above. Within thirty (30) days following the expiration or earlier termination of this Sublease, if Sublessee is not in default hereunder, Sublessor shall return to Sublessee so much of the Security Deposit as is held by Sublessor and has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults hereunder.

         8. Sublessee's Repair and Maintenance Obligations: Notwithstanding anything to the contrary in this Sublease or Paragraph 16 hereof, from the Initial Premises Commencement Date to the First Floor Premises Commencement Date, Sublessee shall have no obligation to repair or maintain the Subleased Premises or reimburse Sublessor for any costs attributable to Sublessor's obligation to maintain or repair the Subleased Premises under the terms of the Master Lease, except to the extent resulting from the negligence or willful misconduct of Sublessee. From the First Floor Premises Commencement Date to the Second Floor Premises Commencement Date, Sublessee shall have no obligations to repair or maintain the Subleased Premises (except to the extend resulting from the negligence or willful misconduct of Sublessee), but Sublessee shall reimburse Sublessor for costs incurred by Sublessor for maintenance and repair as set forth in Paragraph 6(c) hereof.

         9. Use of the Cafeteria: Sublessor shall permit Sublessee's employees to use the cafeteria located at the Project at any time between the Initial Premises Commencement Date and the First Floor Premises Commencement Date, provided, however, that Sublessee shall reimburse Sublessor, as Additional Rent, for Sublessor's costs attributable to Sublessee's share of cafeteria operations costs on a mutually agreed upon basis. From and after the First Floor Premises Commencement Date, Sublessee agrees to permit Sublessor's employees in the Project and those located at 1710 Automation Parkway, San Jose, California, to use the cafeteria provided, however, that Sublessor shall reimburse Sublessee on a mutually agreed upon basis for such usage taking into account the respective numbers of employees of Sublessor and Sublessee with regular access to the cafeteria. Notwithstanding the foregoing, Sublessee reserves the right at any time during the Term, in its sole discretion, to terminate Sublessor's use of the cafeteria if the parties are unable to mutually agree on an appropriate reimbursement formula or if Sublessor's usage, when added to Sublessee's usage, exceeds the efficient capacity of the cafeteria or otherwise becomes disruptive to Sublessee.

         10. Transferred Property: Sublessee desires to purchase from Sublessor and Sublessor desires to sell to Sublessee that certain personal property, equipment and fixtures identified on Schedule 1 of Exhibit D ("Transferred Property"). The Transferred Property shall be sold to Sublessee at a purchase price of Four Hundred Thousand Dollars ($400,000) (subject to adjustment as set forth on Schedule 1 to Exhibit D) payable as set forth herein. Provided that Master Lessor has approved this Sublease, on or before February 1, 2000, Sublessor shall provide to Sublessee an executed bill of sale for the Subleased Property in the form of the attached Exhibit D ("Bill of Sale") and Sublessee shall provide to Sublessor a cash payment in the amount of Two Hundred Thousand Dollars ($200,000) and an executed promissory note in the amount of $200,000 in the form of the attached Exhibit E ("Note"). The payments made under the Note shall be considered Additional Rent for the purposes of this Sublease. Except as otherwise specifically set forth in the Bill of Sale, Sublessor is transferring the Transferred Property to Sublessee "as is" "where is" and Sublessor makes no representation or warranty of any kind with respect to the Transferred Property, including, without limitation, the condition or fitness of the Transferred Property for Sublessee' s proposed or actual use thereof. Sublessor shall have no obligation to repair or replace any item of Transferred Property. The parties hereto acknowledge that from the First Floor Premises Commencement Date to the Second Floor Premises Commencement Date, Sublessor shall be permitted to continue to use, at no cost to Sublessor, the Transferred Property located on the second floor of the Project, provided that Sublessor shall be responsible for any injury, loss or damage to such Transferred Property while it is being used by Sublessor.

         11. Security System: From the First Floor Premises Commencement Date to the Second Floor Premises Commencement Date, Sublessor shall provide security services to Sublessee and Sublessee shall pay to Sublessor, as Additional Rent, Sublessee's Pro-Rata Share of such costs. After the Second Premises Commencement Date, and for the remainder of the Term, Sublessee may request to share Sublessor's existing security services, and if Sublessor consents, Sublessee shall reimburse Sublessor for the costs of such services, as Additional Rent, for its Pro Rata Share of such security services.

         12. Enforcement of Master Lessor's Obligations: In enforcing performance of all such obligations of Master Lessor's obligations under the Master Lease, Sublessor shall (a) upon Sublessee's written request, immediately notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), or commence a lawsuit or other action in Sublessor's name, to obtain the performance required from Master Lessor under the Master Lease, provided that
(i) Sublessee pays any all costs, expenses, liabilities or damages of any kind or nature incurred in connection with or arising out of any such lawsuit or other action; and (ii) uses counsel reasonably acceptable to Sublessor in the pursuit of any such lawsuit prosecuted in Sublessor's name. Sublessee shall promptly provide Sublessor a copy of any and all pleadings to be filed in any such lawsuit.

         13. Condition of the Subleased Premises: Sublessor shall provide the Subleased Premises to Sublessee with the roof, elevators, HVAC system, electrical, plumbing and lighting in good working condition. Sublessee shall have until May 31, 2000 ("Warranty Period") to notify Sublessor in writing of any non-compliance with the warranty set forth in the previous sentence, and upon receipt of such written notice during the Warranty Period, Sublessor shall promptly make required repairs, except to the extent such repairs are an obligation of Master Lessor under the Master Lease. Except as specifically set forth in this Paragraph 12, Sublessee is subleasing the Subleased Premises on an "as-is" basis, and Sublessor has made no representations or warranties, express or implied, with respect to the condition of the Project as of the Initial Premises Commencement Date. Except as specifically set forth in this Paragraph, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Premises, including, without limitation, any improvement or repair required to comply with any law, regulations, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Sublessor shall have no obligation to perform any of the repairs or capital improvements required to be performed by Master Lessor under the terms of the Master Lease; Sublessor's sole and exclusive obligations in this regard are stated in Paragraphs 12 and 17(a)(iv) hereof.

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
         14. Effect of Conveyance: As used in this Sublease, the term "Sublessor" means the holder of the "Tenant's" interest under the Master Lease. In the event of any assignment or transfer of the "Tenant's" interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof, as between Sublessor and Sublessee, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder arising from and after the date of such transfer, provided that Sublessor delivers to Sublessee the written agreement of the transferee to assume and carry out all covenants and obligations to be performed by Sublessor hereunder from and after the date of such transfer. Sublessor may transfer and deliver any security of Sublessee to the transferee of the "Tenant's" interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto. Any fees or costs relating to the transfer of any Letter of Credit shall be paid by Sublessee.

         15. Surrender: Sublessee shall not be permitted to make any alterations to the Subleased Premises without the advance written consent of Master Lessor (pursuant to the terms of the Master Lease) and Sublessor. Sublessor shall not unreasonably withhold, condition or delay consent to such alterations, but Sublessor may place reasonable conditions upon its consent, including a requirement (notwithstanding any consent of Master Lessor): (i) that such alteration be removed at the end of the Sublease Term; and (ii) that in the event Sublessee desires to perform alterations which when aggregated with other alterations performed by Sublessee in the Subleased Premises, in the reasonable estimation of Sublessor, will cost in excess of $100,000 to remove, until such time as Sublessee is a public company listed on the New York or NASDAQ Stock Exchanges, Sublessee shall provide a bond or other financial assurance acceptable to Sublessor (in the reasonable exercise of its discretion) insuring that sufficient proceeds will be available to fund Sublessee's removal obligation. If Master Lessor or Sublessor does not consent to the surrender of such alterations at the expiration or earlier termination of the Term, then prior to expiration or earlier termination of this Sublease, Sublessee shall remove from the Subleased Premises, at Sublessee's sole cost and expense, such alterations, along with all of its trade fixtures and personal property, and shall surrender the Subleased Premises to Sublessor in good condition and repair, free of Hazardous Materials (as defined in the Master Lease) caused by Sublessee, reasonable wear and tear excepted and otherwise in the condition as existed on the Initial Premises Commencement Date If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor (including any charges by Master Lessor under the Master Lease) in returning the Subleased Premises to such required condition, plus interest thereon at the lesser of twelve (12) percent per annum or the maximum rate allowable by law.

         16. Holdover: If Sublessee remains in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, Sublessee's continued possession shall be as a sublessee from month to month of Sublessor and Sublessee shall continue to comply with and perform all the terms and obligations of the Sublessee under this Sublease and pay Sublessor holdover Base Rent equal to one hundred and twenty five percent (125%) of the Base Rent payable immediately preceding the termination of this Sublease ("Prior Base Rent")plus actual Additional Rent for the first two (2) months of the hold over, and one hundred and fifty percent of such Prior Base Rent plus actual Additional Rent thereafter . Sublessee shall indemnify, protect, defend and hold harmless Sublessor, its officers, directors, employees, agents and assigns, from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises from and after the termination of this Sublease.

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
         17. Other Sublease Terms:

          (a) Incorporation by Reference. Except as otherwise provided in or modified by this Sublease, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth herein at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease" as defined herein, each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" as defined herein; each reference to "Base Monthly Rent" shall be deemed a reference to "Base Rent" as defined herein, and each reference to "Commencement Date" shall be deemed a reference to "Initial Premises Commencement Date" as defined herein (except as otherwise specifically set forth herein); (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively; (iv) with respect to work, services, repairs, restoration, insurance, capital improvements, or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to notify and demand performance from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (provided Sublessee pays all reasonable costs incurred by Sublessor in connection therewith) to obtain Master Lessor's performance, and Sublessor shall further permit Sublessee to bring an action on behalf of Sublessor against Master Lessor to compel the performance of such obligations at the sole cost and expense of Sublessee; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its corresponding obligations under the Master Lease (excluding the payment of any
Rent), except as otherwise provided herein, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) Sublessor shall have no liability to Sublessee with respect to
(a) representations and warranties made by Master Lessor under the Master Lease,
(b) any indemnification obligations of Master Lessor under the Master Lease or other obligations or liabilities of Master Lessor with respect to compliance with laws, condition of the Premises or Hazardous Materials, and (c) Master Lessor's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Sublease might otherwise operate to make Sublessor liable therefor; (vii) with respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease, such approval or consent must be obtained from both Master Lessor and Sublessor, and the approval or consent of Sublessor may be withheld if Master Lessor's approval or consent is not obtained; (viii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Sections 1, 2, 4, 57; the seventh sentence of Section 8; the introductory clause in the first sentence the second full paragraph of Section 12.C.; Sections 26 and 29.B. and.; the first sentence of Section 32; Sections 34, 37, 38, 39, 41, 42, 46.E., 46.I., 46.L. and
46.N.; Exhibits A-G; and the First Amendment to Lease in its entirety: (ix) the time limits set forth in Section 22(c) of the Master Lease as incorporated herein shall be modified from ninety (90) days to thirty (30) days; (x) the time limits in Section 46.M. of the Master Lease shall be changed from five (5) days to fifteen (15) days; and (xi) notwithstanding anything to the contrary in this Sublease, or the provisions of the Master Lease incorporated herein (including, without limitation, the second paragraph of Sections 10 or 46.M. of the Master Lease): (i) Sublessee shall be required to remove any Alterations placed in the Project to the extent their removal is required by Master Lessor pursuant to the terms of the Master Lease (unless Master Lessor has agreed, in writing, to allow such Alterations to remain in the

Project) and (ii) Sublessor's consent to any sublease or assignment shall be deemed denied if Master Lessor's consent to such sublease or assignment is denied. Sublessee acknowledges that the provisions of Section 13 of the Master Lease, as incorporated herein, will require Sublessee, during the Term, to pay all personal property taxes associated with the building improvements, fixtures and equipment located on the Sublease Premises.

         (b) Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessor covenants and agrees not to modify the Master Lease in a manner that adversely affects Sublessee's rights hereunder. Sublessor shall not commit or permit an of its employees or agents to commit on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. Sublessor represents and warrants that the Master Lease is in full force and effect and that Sublessor has no knowledge of any default by Sublessor or Master Lessor under the Master Lease. Sublessee hereby expressly assumes and agrees during the Term of this Sublease: (i) to comply with all provisions of the Master Lease which are required to be performed by Sublessee hereunder; and
(ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are required to be performed by Sublessee hereunder. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublessor's interest as "Tenant" under the Master Lease for any reason, this Sublease shall terminate simultaneously (subject to any other agreement which may exist between Sublessee and Master Lessor) with such termination of Sublessor's interest. Sublessor shall not be permitted to voluntarily terminate the Master Lease except in strict accordance with specific termination rights granted Sublessor in the Sections 28 and 30 Master Lease.

         18. Quiet Enjoyment. The Sublessor covenants that, upon the Sublessee paying Rent in a timely manner and observing in a timely fashion all of the Sublessee's other obligations hereunder, the Sublessee may peaceably and quietly have, hold and enjoy the Subleased Premises throughout the term, free from any interference from Sublessor, subject to the terms and conditions provided elsewhere in this Sublease.

         19. Notices: The address of each party shall be that address set forth below their signatures at the end of this Sublease. Any party hereto may change its address for the purposes of this Paragraph 19 by delivery of at least five
(5) days prior written notice of such change to the other party in the manner set forth in this Paragraph. All notices, demands or communications in connection with this Sublease shall be (i) in writing, (ii) properly addressed, and (iii) either (a) served personally, (b) or sent by prepaid, certified mail, return receipt requested, or (c) sent by recognized overnight courier service, or (d) sent by facsimile. Notices served personally shall be deemed received on the date of delivery. Notices mailed in accordance herewith shall be deemed received on the date the U.S. Post Office receipts delivery or refusal to accept delivery. Notices delivered by recognized courier service shall be deemed received on the next business day following deposit with the courier service. Notices sent by facsimile shall be deemed received upon electronic confirmation of receipt of transmission. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

         20. Hazardous Materials: Sublessee shall use no Hazardous Materials in, on, under or about the Subleased Premises or the building, except in accordance with the terms and conditions of the Master Lease, and except for the types and quantities of Hazardous Materials set forth on Exhibit F attached hereto, and Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect, and hold harmless Sublessor, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Subleased Premises during the Term of this Sublease by Sublessee or Sublessee's employees or agents or invitees other than Sublessor, Master Lessor or their agents or employees.

         21. Conditions Precedent: Notwithstanding anything to the contrary set forth in this Sublease, it shall be an express condition precedent to Sublessor's and Sublessee's obligations hereunder that, and this Sublease shall not be effective unless and until, Master Lessor has consented in writing to this Sublease, as set forth on Exhibit G attached hereto ("Master Lessor's Consent"). If Master Lessor does not consent in writing to this Sublease within thirty (30) days after the full execution and delivery of this Sublease, then either party may, at any time thereafter until such consent and non-disturbance are obtained, terminate this Sublease upon written notice to the other, whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee.

         22. Assignment and Subletting: Sublessee shall not assign this Sublease or sublet all or any part of the Subleased Premises except in accordance with
Section 29 of the Master Lease. Any transfer circumstance or event which constitutes an assignment or subletting under the Master Lease shall constitute an assignment or subletting under this Sublease. Notwithstanding anything to the contrary in this Sublease, Sublessee may assign this Sublease as well as its rights and obligations hereunder without the consent of Sublessor as provided in
Section 29.E. of the Master Lease (as incorporated herein) so long as at the time of such sublet or assignment, Sublessee has a net worth of $50,000,000.

         23. Indemnity: Sublessee shall indemnify, defend, protect, and hold Sublessor and its officers, agents, employees, successors and assigns (collectively, "Sublessor's Agents") and Master Lessor harmless from and against all claims, demands, actions, causes of action, losses and expenses
(collectively "Claims") which may be brought against Sublessor, Sublessor's Agents or Master Lessor or which Sublessor, Sublessor's Agents or Master Lessor may pay or incur by reason of any breach or default of this Sublease by Sublessee, a misrepresentation by Sublessee of the matters set forth herein, or the acts, omissions, negligence or willful misconduct of Sublessee or Sublessee's employees, agents, contractors, or invitees in or about the Subleased Premises during the Term to the extent that the Claims are not caused by the negligence or willful misconduct of Sublessor or Sublessor's Agents. Without limiting the generality of the foregoing, Sublessee shall indemnify, defend, protect and hold Sublessor, Sublessor's Agents and Master Lessor harmless from and against any Claims which may be brought against Sublessor, Sublessor's Agents or Master Lessor or which Sublessor, Sublessor's Agents or Master Lessor may pay or incur by reason of any violation of any laws by Sublessee or its employees, agents or contractors.

         24.  Signage:  Subject  to Master  Lessor's  approval  and  subject  to
Sublessee's compliance with all laws, codes, ordinances and covenants, conditions and restrictions, beginning no later than the Second Floor Premises Commencement Date, Sublessee shall be entitled to exclusive use of that monument sign located on the right side of the entrance to the Project at the northeast corner of Automation Parkway and Hostetter Road. In addition, subject to Section 20 of the Master Lease, Sublessee shall have the exclusive right to place signage on the interior and exterior of the Project. Sublessor shall remove all of its signage at the Project prior to the Second Floor Premises Commencement Date. Sublessee acknowledges that the existing monument was subject to special permitting requirements and that Sublessee may have to also seek special permitting or replace such monument with a smaller sized monument.

         25. Successors: This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         26. Leaseback of Storage Space: Sublessee shall use commercially reasonable efforts, but without obligation to do so, to make available no more than 5,000 square feet of storage space for lease by Sublessor for a period of no more than six months following the Second Floor Premises Commencement Date. Such space shall be provided at the same Base Rent plus prorata expenses as paid by Sublessee under this Sublease. Sublessor would have access to such space during normal business hours.

         27. Broker: Sublessor and Sublessee represent, warrant and agree that the only brokers or agents with which they have dealt in connection with this Lease are CB Richard Ellis, Inc. ("Sublessor's Broker") and Cornish & Carey Commercial ("Sublessee's Broker"), for whose commissions Sublessor shall be solely responsible pursuant to a separate brokerage commission agreement. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless of, from and against any claims against or costs and expenses (including reasonable attorney's fees and expenses) incurred by the other resulting from a misrepresentation, breach of warranty, nonfulfillment of warranty or breach of agreement with respect to the foregoing. The provisions of this Paragraph 26 shall survive the expiration of the Term or sooner termination of this Sublease.

         28. Counterparts: This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Sublease.

         29. Entire Agreement: This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto regarding the same, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:                              SUBLESSOR:


2WIRE, INC.                             KOMAG INCORPORATED


By:                                     By:
    --------------------------------        ------------------------------------

Printed                                 Printed
Name:                                   Name:
      ------------------------------          ----------------------------------
Its:                                    Its:
     -------------------------------         -----------------------------------

Date:                                   Date:
      ------------------------------          ----------------------------------

Address:                                Address: 1710 Automation Parkway
                                                 San Jose, CA 95131

Attention:                              Attention:  Treasurer

FAX:                                    FAX:

                                    EXHIBIT A

                                  MASTER LEASE

This Exhibit is a copy of the Lease Agreement dated May 24, 1996 between Sobrato Development Companies #871 and Komag, Incorporated (incorporated by reference from Exhibit 10.1.12 filed with the Company's report on Form 10-K for the year ended December 29, 1996).

                                    EXHIBIT B

                                  PARKING AREA

This exhibit is a drawing of the parking lot associated with the building under lease.

                                    EXHIBIT C

                  INITIAL AND FIRST FLOOR PREMISES AND PROJECT

This is a two page drawing of the layout of the building under sublease which depicts both the first and second floor.

                                    EXHIBIT D

                                  BILL OF SALE

         For good and valuable consideration the receipt of which is hereby acknowledged, Komag, Inc. a Delaware corporation, ("Seller") does hereby sell, transfer, and convey to 2Wire, Inc., a Delaware corporation, or its designated assignee ("Buyer"), all Transferred Property owned by Seller used in connection with the Project (as such terms are defined in that certain Sublease dated as of January 14, 2000, between Seller and Buyer) which Transferred Property is listed on Schedule 1 attached hereto.

         Seller does hereby represent and warrant to Buyer that, except as identified on Schedule 1, Seller is the sole, lawful owner of such personal property, that Seller has good title and full right to sell the same free and clear of any lien, encumbrance or claim of any nature, and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

         Seller will, at the request of Buyer and without further consideration, promptly execute and deliver, and will cause its officers, agents and employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other actions, as may reasonably be necessary to effectuate the transaction contemplated hereby.

         Seller, on behalf of itself and its successors and assigns, does hereby agree to indemnify and hold Buyer, its successors and assigns, harmless from any and all obligations arising under or in relation to the Transferred Property or any maintenance, service and supply contracts related thereto, prior to the date hereof but not thereafter.


SELLER:

KOMAG, INC.,
a Delaware corporation

By:
    --------------------------------

Its:
    --------------------------------


DATED this _____ day of January, 2000

                                   SCHEDULE 1

                       Description of Transferred Property

1. Subject only to the exclusions in paragraphs 2 and 3, below, the property to be purchased by Sublessee from Sublessor pursuant to paragraph 10 of the Sublease (the "Transferred Property") includes all fixtures, furniture, equipment and personal property existing on the Premises as of December 20, 1999. Without limiting the generality of the foregoing, and for purposes of clarification only, the Transferred Property specifically includes: the equipment racks in the telecom and computer rooms, the patch panels with existing in-place wiring, all security system elements located in the building, all AV equipment in the building that is physically attached to the structure such as monitors, speakers, screens, all cafeteria equipment and furniture, utensils, refrigerators, stoves, all file cabinets, book cases, cubicles, desks, chairs, conference room furniture and equipment, Polycom phones, clocks, pictures and wall hangings, all built-in fixtures, lights, cabling in the video conference rooms.

2. Notwithstanding the provisions of paragraph 1, above, the following items are excluded from the Transferred Property: all telephones (other than Polycom phones), computers, servers, 3Com switches, routers, tape storage cabinets, ups, APC roll around equipment cabinets, HP plotter, printers, copiers, and equipment owned by 3rd parties (the only items as such being the coffee services), fireproof file cabinets, the Picturetel video conferencing equipment including codec, cameras, microphones, monitors and connected telecom equipment, and all items owned personally by Komag employees.

3. Notwithstanding the provisions of paragraph 1, above, at any time prior to February 1, 2000, Sublessor, at its sole cost and with the reasonable prior written consent of Sublessee, may remove from the Premises and retain selected items of Transferred Property ("Retained Property"), provided: (a) Sublessor shall provide Sublessee with a complete list of such Retained Property together with original invoices, receipts or other reasonably satisfactory evidence of the original cost of such Retained Property, and
     (b) the $200,000 down payment to be paid by Sublessee to Sublessor on or before February 1, 2000, shall be reduced by an amount equal to the total original cost of the Retained Property multiplied by forty (40) percent.

4. Sublessor promptly shall repair and restore any damage to the Premises caused by Sublessor's removal of items excluded from the Transferred Property and/or any Retained Property.

                                    EXHIBIT E

         DO NOT DESTROY THIS NOTE: When paid, this note must be surrendered to the Borrower.



                                 PROMISSORY NOTE

                            (PRINCIPAL AND INTEREST)



$200,000                 _________________, California, __________________, 2000


In installments and at the times hereinafter stated, for value received 2Wire, Inc., a Delaware corporation ("Borrower") promises to pay to Komag, Inc., a Delaware corporation or order ("Lender"), at 1710 Automation Parkway, San Jose, California 95131, Attn: Accounts Receivable, the principal sum of Two Hundred Thousand Dollars, with interest from March 1, 2000 on the amounts of principal remaining from time to time unpaid, until said principal sum is paid at the rate of twelve percent (12%) per cent per annum, compounded monthly. Principal and Interest shall be due in monthly installments of Three Thousand Five Hundred and Thirty-Dollars and 55/00 ($3530.55), on the first day of each and every month, beginning on the first day of March, 2000. On March 1, 2007, all remaining payments of interest and principal, if any, shall be immediately due and payable.

         AT ANY TIME, THE PRIVILEGE IS RESERVED TO PRE-PAY ALL OR ANY PORTION OF THE BALANCE OWING UNDER THIS NOTE. Each payment shall be credited first, on the interest then due; and the remainder on the principal sum; and interest shall thereupon cease upon the amount so credited on the said principal sum. Should default be made in the payment of any of said installments when due, then the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note. In addition to failure to make payment when due, it shall also be considered a default under this note if Borrower defaults under the terms and conditions under that certain Sublease dated January 14, 2000 between Borrower and Lender for premises located at 1704 Automation Parkway, San Jose, CA. Borrower hereby waives presentment, demand, protest and notice of any kind, including notice of presentment, demand, protest, dishonor and nonpayment. No waiver by the holder hereof of any default shall be effective unless in writing nor shall it operate as a waiver of any other default or of the same default on a future occasion. No failure to accelerate the indebtedness evidenced hereby by reason of any default hereunder and no acceptance by the holder hereof of a past-due payment shall be construed as a novation of this Note. Should any legal action or proceeding be commenced to collect this Note or any part of the indebtedness evidenced hereby, the prevailing party in such action or proceeding shall be entitled to collect from the non-prevailing party reasonable attorneys' fees and costs. Time is of the essence of this Note. The validity, construction, effect, performance and enforcement of this Note shall be governed in all respects by the laws of the State of California (without reference to conflicts of laws). Principal and interest are payable in lawful money of the United States of America.

2WIRE, INC., a Delaware corporation


By:
       ---------------------------------------------

Its:
       ---------------------------------------------

Dated:
       ---------------------------------------------

                                    EXHIBIT F

                               HAZARDOUS MATERIALS

No Hazardous Materials shall be used in the Subleased Premises other that Hazardous Materials contained in products used for typical office and janitorial purposes which shall be maintained in accordance with laws.

                                    EXHIBIT G

                             MASTER LESSOR'S CONSENT


                LANDLORD'S CONSENT TO SUBLEASE AND TO ALTERATIONS


         Sobrato Development Companies #960, successor-in-interest to Sobrato Development Companies #871 ("Landlord"), as Landlord under that certain Lease dated May 24, 1996 (the "Lease") by and between Landlord and Komag Incorporated ("Tenant"), as Tenant, subject to and specifically conditioned upon the following terms and conditions, hereby grants its consent to the Sublease dated January ___, 2000, made by and between the Tenant, as Sublandlord, and 2Wire, Inc. ("Subtenant"), as Subtenant, a copy of which is attached as Exhibit A (the "Sublease"), covering that certain premises commonly known as 1704 Automation Parkway (the "Premises"). In addition, Landlord grants its consent to the alterations and improvements to the Premises proposed to be constructed by Subtenant as set forth on attached Exhibit B ("Subtenant Improvements").

         As conditions to this Landlord's Consent to Sublease and to Alterations ("Consent"), it is understood and agreed as follows:

         1. No Release. This Consent shall in no way release Tenant or any person or entity claiming by, through or under Tenant, including Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease, as the same may be amended from time to time, regardless of any provision to the contrary in the Sublease.

         2. Specific Provisions of Lease and Sublease. Except as otherwise specifically provided herein, this Consent does not constitute approval by Landlord of any of the provisions of the Sublease, nor shall the same be construed to amend the Lease in any respect; any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, as between Subtenant and Landlord, and Tenant and Landlord (but not as between Tenant and Subtenant) in the case of any conflict between the provisions of this Consent or the Lease and the provisions of the Sublease, the provisions of this Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

         3. Tenant's Continuing Liability. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by or through either Tenant or Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which Landlord or Tenant may have against Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant.

         4. Default by Tenant under the Lease. If Tenant defaults under the Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease. Upon written notice from Landlord, Subtenant shall thereafter pay to Landlord any and all sums due or payable under the Sublease. In such event, Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

         5. Termination of Lease. If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason, the Sublease shall simultaneously terminate provided, however, that either Landlord or Subtenant may, by written notice delivered to the other within thirty (30) days after termination of the Lease, elect to continue Subtenant's tenancy uninterrupted for the remainder of the term of the Sublease subject to the following: (a) Subtenant shall attorn to Landlord upon all of the terms and conditions of the Lease (as modified by paragraphs 7 and 8, below) except that the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease, and (b) neither Landlord nor Subtenant shall be responsible to the other for the acts or omissions of Tenant occurring prior to the election to continue Subtenant's tenancy pursuant to this paragraph. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written notice by Landlord or Subtenant, and no further instrument shall be required to give effect to said provisions. However, upon the request of the other, Landlord and Subtenant agree to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph reasonably satisfactory to the requesting party.

         6. Sublease Profits. Landlord and Tenant agree that after making deductions based on the terms of Section 29.B.(i)-(vi) of the Lease, Landlord shall not be entitled to any payment of excess or bonus rent paid by Subtenant to Tenant under the terms of the Sublease. Landlord shall also not have any right to any portion of the amounts paid in consideration of the Transferred Property as identified in paragraph 10 of the Sublease.

         7. Construction of Subtenant Improvements. Landlord's consent to the Subtenant Improvements is an accommodation to Subtenant, and Landlord shall have no liability or responsibility, either express or implied, for the completeness or suitability of the plans and specifications for their intended purpose. Subtenant shall construct the Subtenant Improvements in accordance with all existing applicable municipal, local, state and federal laws, statutes, rules, regulations and ordinances and will not commence construction until it has obtained and paid for all required permits for the contemplated work. Subtenant will notify Landlord of the date of commencement of construction to enable Landlord to post Notices of Non-Responsibility, and Subtenant shall obtain Landlord's prior written consent to any substantial and material changes in the nature or scope of the Subtenant Improvements. Subtenant agrees to indemnify and hold Landlord and Tenant harmless from any loss, cost, damage or expense of any kind or nature resulting from the work, including, without limitation, any loss or damage as result of defective work from any cause; any damage or injury to persons or property, including any damage to the structure or adjacent improvements; claims of workmen, suppliers and/or professional consultants, including mechanics lien claims; and any cost or expense incurred by Landlord or Tenant in defense of, repair of or payment of such claims, including their reasonable attorneys' fees. Upon written demand from Landlord, Subtenant shall immediately pay to Landlord any such cost or expense incurred by Landlord.

         8. Removal of Subtenant Improvements. Neither Tenant nor Subtenant shall be obligated to remove any of the Subtenant Improvements upon expiration of the term or sooner termination of the Sublease. However, Subtenant shall have the right remove any or all of the Subtenant Improvements, together with its personal property and trade fixtures, at any time during the term of the Sublease, or upon expiration or sooner termination of the Sublease, provided that Subtenant restores the Premises to the condition which existed prior to the construction of the Subtenant Improvements, reasonable wear and tear excepted. Any damage or destruction caused by Subtenant's removal of such items shall be repaired at Subtenant's sole cost and expense.

         9. Notices. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. Landlord agrees to promptly deliver to Subtenant a copy of all such notices sent to Tenant. Any notices required or allowed to be given hereunder shall be delivered personally, or sent by United States registered or certified mail, postage prepaid, return receipt requested, or by reputable overnight courier, to Landlord, at its address set forth in the Lease, and to Tenant and Subtenant, at their respective addresses set forth in the Sublease.

Landlord: Sobrato Development Companies #960,

a California limited partnership


By
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Its
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Tenant: Komag Incorporated, a Delaware corporation


By
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Its
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Subtenant: 2Wire, Inc., a Delaware corporation


By
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Its
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